Exhibit 10.17

AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into by and between MicroStrategy Incorporated (“MicroStrategy”) and Margaret Breya (“Employee”).

WHEREAS, Employee and MicroStrategy have agreed that Employee’s employment with MicroStrategy and/or with any of its subsidiaries, affiliates or related companies (together, the “Company”) will terminate on January 31, 2020 (the “Termination Date”), unless Employee in her discretion chooses to resign her employment prior to that date, and if she does, the Termination Date becomes the date described in Section 2(a)(iii) of this Agreement.

WHEREAS, Employee and the Company desire to enter into the following Agreement to resolve all issues between them including, but not limited to, those relating to Employee’s employment with the Company, and the termination thereof; and;

WHEREAS, Employee wishes to receive, and the Company has offered to provide, valuable consideration in exchange for execution by Employee of this Agreement;

NOW THEREFORE, in consideration of the payments and benefits listed below, and provided by the Company, Employee agrees to all of the following:

1.	Complete Release by Employee.
(a)

Release.  In exchange for the consideration stated below and provided to Employee by the Company, Employee irrevocably and unconditionally releases the Released Parties listed in Subsection 1(b) from any and all claims, promises, offers, debts, causes of action or similar rights of any type or nature that Employee may have as of the date of the execution of this Agreement, including but not limited to those described in Subsection 1(c) and except as provided in Subsections 1(d) and 1(f).

(b)

Released Parties.  The “Released Parties” are the Company, all of its current and former parents, subsidiaries, affiliates, related companies, partnerships, or joint ventures (including but not limited to MicroStrategy Services Corporation, Usher Incorporated, and/or MicroStrategy Incorporated) and, with respect to each such entity, its predecessors and successors and all of its past, present, and future parents, agents, directors, officers, managers, supervisors, employees, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs), and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this subsection, and their successors.

(c)

Claims Released.  The claims released include but are not limited to those which in any way relate to: (a) Employee’s employment with the Company or the termination of Employee’s employment, such as claims for compensation, sales incentive compensation, special payments, sign on bonuses, retention bonuses or any other cash bonuses (including any bonus for 2019), commissions, stock grants, option grants, lost

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wages, meal and rest period payments or premiums, sick or vacation pay, relocation benefits; (b) the design or administration of any employee benefit plan or Employee’s entitlement to benefits under any such plan; (c) any rights Employee may have to severance or similar income replacement benefits under any plan of the Company; (d) any rights Employee may have to the continued receipt of health or life insurance-type benefits, except for any rights Employee may have to benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”); (e) any claims to attorneys’ fees or other indemnities; and (f) any other claims or demands Employee may have on any basis.  The claims released, for example, may have arisen under any of the following statutes or common law doctrines:

(i)

Anti-Discrimination Statutes, such as Title VII of the Civil Rights Act of 1964, § 1981 of the Civil Rights Act of 1866 and Executive Order 11246; the Equal Pay Act; the Americans With Disabilities Act and § 503 and § 504 of the Rehabilitation Act of 1973; the Genetic Information Nondiscrimination Act of 2008; the California Fair Employment and Housing Act; and any other federal, state or local law or regulation prohibiting retaliation or discrimination on the basis of race, color, national origin, religion, gender, disability, age, marital status, sexual orientation, gender identity, genetic information or any other protected characteristic.

(ii)

Other Federal Statutes, and their state or local counterparts, such as the Worker Adjustment and Retraining Notification Act and its equivalent under California law (California Labor Code §§ 1400, et seq.); the Fair Credit Reporting Act; the Uniform Services Employment and Reemployment Rights Act; the Occupational Safety and Health Act; and the Employee Retirement Income Security Act of 1974 (“ERISA”).

(iii)

Other Laws, such as state or local laws or regulations restricting an employer’s right to terminate employees, enforcing express or implied employment contracts, requiring an employer to deal with employees fairly or in good faith, or otherwise regulating employment; California laws such as the California Labor Code §§ 200, et seq.; any applicable California Industrial Welfare Commission Order; and any other federal, state or local laws, whether based on statute, regulation or common law, providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, unfair competition, negligent misrepresentation, libel, slander, defamation and similar or related claims.

(iv)	Age Discrimination In Employment Act
1.

If Employee is age forty (40) or older on the date Employee signs this Agreement, Employee also acknowledges and agrees that Employee is waiving and releasing any and all claims or rights Employee may have under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which Employee was already

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entitled as an employee of the Company.  Employee further acknowledges that Employee is advised that:  (a) Employee should consult with an attorney (at Employee’s own expense) prior to executing this Agreement (Employee understands that whether Employee consults an attorney or not is Employee’s decision); (b) this Agreement does not waive or release any rights or claims Employee may have under the ADEA which may arise after Employee executes this Agreement; and (c) (i) Employee has at least forty-five (45) days from the date of receipt of this Agreement in which to consider this Agreement and the statistical information given to Employee concurrently with this Agreement, which lists the  ages and job titles of other persons in Employee’s same decisional unit who are and are not eligible for severance benefits (although Employee may choose to execute this Agreement earlier but not before the conclusion of Employee’s last day of employment); (ii) Employee has seven (7) days following execution of this Agreement to revoke this Agreement (to be effective, any revocation must be actually received in writing by the Company by 12:00 a.m. PST on the eighth day); and (iii) this Agreement shall not be effective until the revocation period has expired without Employee revoking it.  Employee and the Company agree that any changes to this Agreement, whether material or immaterial, do not extend or restart the running of the consideration period.

2.

Employee acknowledges and agrees that Employee was given a copy of this Agreement and has carefully read it and understands it, that Employee has been given the opportunity to consult with the persons identified in Section 12 regarding this Agreement and that Employee has entered into this Agreement voluntarily and with full knowledge of its final and binding effect.

(d)

Claims Not Released.  This Agreement does not release:  (a) Employee’s claims for reimbursement of business expenses owed to Employee pursuant to California Labor Code § 2802, provided, however, that Employee represents that all necessary expenditures or losses covered by § 2802 have been submitted in accordance with Company policy prior to the date Employee signs this Agreement; (b) Employee’s right, if any, to claim government-provided unemployment benefits or workers compensation benefits; (c) any claims Employee may now have to vested benefits in any 401(k), pension plan or other employee benefits or stock plans; and (d) Employee’s right to enforce this Agreement.  This Agreement also does not release any other claim or abridge any legal right that as a matter of law cannot be released or abridged by private agreement between the Company and Employee.

(e)

Agreement Extends to Known and Unknown, Suspected and Unsuspected Claims.  This Agreement covers both claims that Employee knows about or suspects as well as those Employee does not know about or does not suspect.  Employee understands the significance of Employee’s release of unknown and unsuspected claims and Employee’s waiver of statutory protection against a release of unknown claims and/or

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unsuspected claims.  Employee expressly waives all rights afforded by any statute which limits the effect of a release with respect to unknown and unsuspected claims.  Employee expressly waives the protection of § 1542 of the Civil Code of the State of California and any other similar state laws.  Section 1542 of the Civil Code of the State of California states as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY [EMPLOYEE] DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER [EMPLOYEE’S] FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER [EMPLOYEE] WOULD HAVE MATERIALLY AFFECTED HIS OR HER [EMPLOYEE’S] SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY [EMPLOYER].”

(f)

No Pursuit of Released Claims.  Employee represents that Employee has not filed, submitted or caused to be filed any lawsuit, complaint or charge pertaining in any way to Employee’s employment or encompassing any claim released by this Agreement.  Employee specifically represents that Employee has not raised a claim of sexual harassment or abuse with the Company.  Employee promises never to file, prosecute, join, opt-in or participate in a lawsuit (including a collective or class action) or other complaint asserting any claims that are released by this Agreement.  Notwithstanding the foregoing, nothing in this Agreement: (i) limits or affects Employee’s right to challenge the validity of this Agreement, including, without limitation, a challenge under the ADEA or Older Workers Benefit Protection Act (“OWBPA”); (ii) in any way interferes with Employee’s right and responsibility to give truthful testimony under oath; or (iii) precludes Employee from participating in an investigation, filing a charge or otherwise communicating with or providing documents or other information to any federal, state, or local government office, official or agency, including but not limited to, the Equal Employment Opportunity Commission, Department of Labor, National Labor Relations Board or the Securities and Exchange Commission.  However, Employee promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for Employee personally with respect to any claims released by this Agreement, except for any right Employee may have to receive a payment or award from a government agency (and not the Company) for information provided to the government agency.  Employee also understands that if Employee makes a confidential disclosure of a Company trade secret to a government official or attorney for the sole purpose of reporting or investigating a suspected violation of law, or in a court filing under seal, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for such a disclosure.

(g)Further Representations.

(i)	Employee represents and warrants that Employee is not aware of any facts that would establish, tend to establish or in any way support an allegation that

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any Released Party has engaged in business conduct that Employee believes could violate: (1) any provision of federal law relating to fraud (including but not limited to the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or any state or local counterpart); (2) any rule or regulation of the Securities and Exchange Commission;  (3) the federal False Claims Act and/or any state or local or municipal qui tam counterpart (which prohibit the presentation by the Company or any affiliate of false claims and statements or the creation of false records or statements in order to obtain payment of federal, state, county or municipal funds, or to avoid refunds of such government funds); and (4) any other federal, state, local or foreign law.

(ii)

Employee represents and warrants that under the Family and Medical Leave Act of 1993, as amended, and/or any state or local counterpart (collectively, “FMLA”) that Employee (a) has received all leave required and currently does not, and in the past did not, have any claim for denial of any such leave, and (b) does not claim that the Company violated or denied Employee rights under the FMLA or retaliated against Employee in any way for exercising rights under the FMLA.

(iii)

Employee represents and warrants that under the federal Fair Labor Standards Act and/or any state or local counterpart (collectively, “FLSA”) that Employee (a) was properly classified as either exempt or nonexempt from overtime (i.e., as either ineligible or eligible to receive overtime), (b) has been fully paid for all hours Employee worked for the Company, and (c) does not claim that the Company violated or denied any wage and hour rights under the FLSA.

(iv)

Employee represents and warrants that Employee has received all compensation of any kind (including sales incentive compensation, special payments, sign on bonuses, retention bonuses or any other cash bonuses, commissions, stock grants, option grants, lost wages, meal and rest period payments or premiums, sick or vacation pay) that may be owed to Employee for work performed through the Termination Date (with the exception of accrued and unused vacation and variable compensation as described in Paragraph 1(c)).

2.

Payments and Benefits.  In exchange for the release and other promises made by Employee herein, the Company will provide the following benefits to Employee. Employee acknowledges and agrees that she is not otherwise entitled to these or any other monies, whether in the form of wages, commissions, bonuses, or any other payment or benefit, from the Company.

(a)

If Employee executes and returns this Agreement in accordance with the instructions on page 11 of this Agreement and does not revoke the Agreement (if applicable), and subject to Employee’s compliance with the obligations in Section 4, the Company will pay Employee a lump sum of two hundred twenty-five thousand dollars ($225,000.00) (less applicable taxes and withholdings) within ninety (90) days after Employee executes and returns this Agreement but in no event after March 15th of the calendar

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year after the year in which Employee terminates employment, and continue to employ Employee through the Termination Date on the terms described in this Section.
(i)

Beginning on November 18, 2019, Employee will be placed on paid leave and will receive her present base salary on the Company’s scheduled pay dates.  During this time, unless otherwise instructed in writing by Phong Le (Senior Executive Vice President and Chief Operating Officer), Employee will not perform any work or other services for the Company, return to Company premises, or participate in any Company functions (whether held on or off Company premises).  If Employee receives any requests for, or instructions to provide, any Company-related services, support, or assistance during that time from anyone other than Phong Le, she agrees to promptly inform Mr. Le in writing.  The Company confirms that it will treat such paid leave as continuing service for purposes of Employee’s stock options granted on July 30, 2018 and the option agreements evidencing such options. These stock options can be exercised to the extent any portions thereof are vested as of the Termination Date in accordance with the terms of such option agreements. Employee agrees that any portions of those stock options that would not vest according to the terms of such option agreements by the Termination Date shall be cancelled as of the date Employee executes this Agreement.

(ii)

During her paid leave, Employee will not be eligible for variable compensation and will not accrue any vacation or other paid time off, but she will continue to be eligible for and accrue all other Company benefits pursuant to the terms of the Company’s benefit plans.  Unless she is acting pursuant to written instructions from Phong Le (as outlined in Section 2(a)(i)), Employee agrees that she will not seek reimbursement of any business expenses during her paid leave because she will not have any such expenses.

(iii)

Should Employee secure new employment, or otherwise choose to resign her employment, prior to January 31, 2020, and thereby advance the Termination Date, she agrees to notify Phong Le as soon as practicable in writing, and the Termination Date will be the day before Employee’s new employment commences or, in either case, an earlier mutually-agreed date.  In such case, if Employee re-executes and returns the Confirmation of Agreement in accordance with the instructions on page 13 of this Agreement and does not revoke the Agreement (if applicable), then the Company will pay out to Employee a lump sum amount equal to the value of the base salary that Employee has not received, but would have received had Employee remained on paid leave until January 31, 2020 (less applicable taxes and other withholdings) (the “Early Resignation Payment), to the extent not already paid.  The amount of the Early Resignation Payment will be calculated using the base salary that Employee presently earns and will be paid within ninety (90) days after the new Termination Date but in no event after March 15th of the calendar year after the year in which Employee terminates employment.

(b)	If Employee re-executes and returns the Confirmation of Agreement in accordance with the instructions on page 13 of this Agreement and does not revoke the Agreement

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(if applicable), then the Company will pay to Employee the lump sum of two hundred twenty-five thousand dollars ($225,000.00), less applicable taxes and other withholdings.  Payment of the lump sum will be made within ninety (90) days after Employee re-executes and returns the Confirmation of Agreement, but in no event after March 15th of the calendar year after the year in which Employee terminates

3.

Post-Termination Obligations.   Employee agrees to remain bound by any Company agreement relating to confidential information, invention, arbitration, or similar matters to which Employee is now subject. The provisions of the MicroStrategy Agreement, or any similar agreements Employee may have executed at the Company, herein referred to as the “MicroStrategy Agreement”, including but not limited to the MicroStrategy Agreement signed by Employee on July 2, 2018, are incorporated as if set forth fully herein, with the exception of any non-solicitation and/or non-competition provision, which are not incorporated. Following the Termination Date, Employee shall not represent to any third party or otherwise that he/she is an employee or agent of, or otherwise affiliated with, the Company.  The Company confirms that Employee is not restricted from working with Heidrick & Struggles International Incorporated.

4.

Return of Property.  Employee represents that Employee personally returned, by the date Employee first executed this Agreement, all Company property in reasonable condition (tangible, intangible, paper or electronic), including but not limited to all keys, credit cards, manuals, computers, PDAs, iPhones, iPads, equipment and software, records, data, plans, customer lists, computer programs and related documentation or other materials of any nature which are in Employee’s possession or control and any and all copies thereof; and that Employee has not compromised, corrupted, misappropriated, damaged or inappropriately shared, uploaded, or downloaded Company data.

5.	No Disparagement.

(a)Subject to Subsections 1(d) and 1(f), Employee agrees to refrain from making untruthful or disparaging statements in any private or public forum, including but not limited to newspapers, television, radio, or the internet, about any Released Party, Employee’s employment with the Company, or any general matter concerning any Released Party’s reputation, standing in the business community, business practices, or products; provided, however, that nothing in this Agreement will prohibit Employee from (a) complying with any valid subpoena or court order; or (b) communicating with any federal, state or local government office.

(b)Company agrees to provide written instruction to Michael Saylor, Phong Le, Leslie Rechan, Rick Rickertsen, Jarrod Patten, and Stephen Graham that they must refrain from making untruthful or disparaging statements in any private or public forum, including but not limited to newspapers, television, radio, or the internet, about Employee or Employee’s employment with the Company; provided, however, that nothing in this Agreement will prohibit Company from (a) complying with any valid subpoena or court order in accordance with this Agreement; or (b) communicating with any federal, state or local government office.

6.

Agreement to Cooperate With the Company.  Employee agrees to assist the Company in any formal or informal legal matters in which Employee is named as a party or has knowledge relevant to the matter.  Employee acknowledges and agrees that such assistance may include,

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but will not be limited to, providing background information regarding any matter on which Employee previously worked, aiding in the drafting of declarations, executing declarations or similar documents, testifying or otherwise appearing at investigation interviews, depositions, arbitrations or court hearings and preparing for the above-described or similar activities.  The Company will use reasonable efforts to ensure that any assistance requested will be arranged so that it does not unreasonably interfere with Employee’s other employment or family commitments.  Employee understands that Employee will receive no additional pay for Employee’s assistance beyond that provided in this Agreement or required by applicable law, with the exception of reasonable travel expenses pre-approved by the Company, and that Employee in rendering such services will not be acting as an employee of the Company.

7.

Agreement to Notify Company Prior to Providing Company Information. In the event Employee receives notice that Employee is required to provide testimony or information in any context about the Company and/or any Released Party (related to his/her work for the Company) to any third party (excluding government entities), Employee agrees to inform the General Counsel of MicroStrategy in writing within 24 hours of receiving such notice.  Employee, thereafter, agrees to cooperate with the Company in responding (if necessary) to such legal process.  Employee also agrees not to testify or provide any information in any context if the Company has informed Employee of its intent to contest the validity or enforceability of any request, subpoena or court order until such time as the Company has informed Employee in writing that it consents to Employee’s testimony or has fully exhausted its efforts to challenge any request, subpoena or court order requiring Employee’s testimony.  If Employee is required to provide testimony in any context about the Company (with the Company’s consent or after the Company completes its challenges), Employee shall testify truthfully at all times.  Nothing in this Agreement will prohibit Employee from (a) complying with any valid subpoena or court order, or (b) cooperating with any official government investigation.

8.	Standard Reference. Consistent with its policies, the Company will only confirm Employee’s dates of employment with the Company and Employee’s job title(s) in any references it may provide.
9.

No Liability Admitted.  Employee understands and agrees that this Agreement and the payments and benefits described in this Agreement do not constitute an admission by the Company or any Released Party, or any of their present or former officers, directors, members, employees, consultants, representatives, independent contractors or related entities, of any liability to Employee or wrongdoing whatsoever and that this Agreement is not admissible as evidence in any proceeding other than for enforcement of its provisions.

10.

Tax Consequences.  Employee understands that Employee is obligated to pay any taxes, interest or penalties which may be due should a final tax determination be rendered that any portion of the benefits and/or payments herein is taxable to Employee (or accorded different tax treatment) under any applicable provision of federal, state or local law.  Employee acknowledges that neither the Company nor any of its attorneys or representatives has made any promise, representation, or warranty, express or implied, regarding the tax consequences of any consideration paid pursuant to this Agreement.  Employee agrees that the Company is to withhold all taxes it determines it is legally required to withhold.  Employee further agrees not to make any claim against the Company or any other person based on how the Company

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reports amounts paid under this Agreement to tax authorities or if an adverse determination is made as to the tax treatment of any amounts payable under this Agreement.
11.	No Other Inducements. Employee acknowledges that no promise or agreement not expressed in this Agreement has been made to Employee.
12.

Confidentiality of Agreement.  Employee agrees to keep the fact and terms of this Agreement, including statistical information referenced in Section 1(c)(iv)(1), and all benefits and payments confidential, and Employee will not publicize them or communicate them in any newspaper, electronic media or other public or private forum, or in any manner whatsoever, except the terms may be disclosed to Employee’s lawyers, accountants and immediate family or as required by law or by subpoena.  Employee will, however, caution his/her lawyers, accountants and immediate family against any public or private disclosure of the above information and such a person’s violation of this confidentiality requirement will be treated as a violation of this Agreement by Employee. Notwithstanding the foregoing, nothing in this Agreement, including this Section 12, waives Employee’s right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company, or on the part of the agents or employees of the Company, when Employee has been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature.

13.

General Consequences.  If Employee breaks any of Employee’s promises in this Agreement, for example, by bringing a lawsuit based on claims that Employee has released, by making a false representation in this Agreement, or by a past or future breach of any portion of the MicroStrategy Agreement, Employee (a) shall forfeit all rights to future benefits under this Agreement; (b) must repay all benefits previously received upon the Company’s demand; and (c) must pay reasonable attorneys’ fees and all other costs incurred as a result of Employee’s breach or false representation, such as the cost of defending any suit brought with respect to a released claim by Employee.  However, ten percent (10%) of the cash severance Employee received will be exempt from this repayment provision and will constitute consideration for the release of claims set forth in Section 1.  This Section shall not be applicable to challenges to the validity of this Agreement under the ADEA or OWBPA, and nothing in this Agreement shall cause Employee to be liable for damages, attorneys’ fees, costs or disbursements in connection with any such challenge to the extent it is so brought.

14.

Binding Nature of Agreement.  This Agreement shall be binding on Employee’s heirs, legal representatives, administrators, executors, and assigns, and shall inure to the benefit of the Released Parties and their heirs, legal representatives, administrators, executors, and assigns.

15.	No Assignment. Employee’s rights, duties or obligations under this Agreement may not be assigned, delegated or transferred.
16.

Interpretation.  This Agreement will be construed as a whole according to its fair meaning, and not strictly for or against any of the parties.  Unless the context indicates otherwise, the term “or” will be deemed to include the term “and” and the singular or plural number will be deemed to include the other.  Section headings used in this Agreement are intended solely for convenience of reference and will not be used in the interpretation of any of this Agreement.

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17.

Dispute Resolution.  Any dispute arising between the parties, including but not limited to those concerning the formation, validity, interpretation, effect, or alleged violations of this Agreement, any federal, state or local statutory claim (including discrimination or retaliation statutes), contract claims, tort claims, and claims of any other sort (excluding claims that cannot be arbitrated as a matter of law), must be submitted to arbitration pursuant to the terms of the Agreement to Arbitrate signed by Employee.

18.

Law Governing.  This Agreement shall be governed by and construed under the laws of California; provided, however, that the dispute resolution process in the Agreement to Arbitrate and referenced in Section 17 shall be governed by the Federal Arbitration Act unless it is found by a decisionmaker of competent jurisdiction not to be governed by the Federal Arbitration Act, in which case it will be governed by California law.

19.

Entire Agreement.  This Agreement, the MicroStrategy Agreement, and the Agreement to Arbitrate comprise the entire agreement between the parties regarding the matters contained herein and has been entered into by Employee with a full understanding of its terms, with an opportunity to consult with counsel and without inducement or duress.  This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.  This Agreement may not be changed orally, and any written change or amendment must be signed and accepted on behalf of MicroStrategy Incorporated by Phong Le, or his successor or designee.  This Agreement, the MicroStrategy Agreement, and the Agreement to Arbitrate which constitute this entire agreement, supersede any prior or contemporaneous agreement, arrangement or understanding on their subject matter.

20.	Severability. The provisions of this Agreement are severable. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

(The remainder of this page intentionally left blank.)

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SIGNATURE PAGES (1 of 2)

Instructions If You are Age Forty (40) Or older

AS OF THE DATE YOU SIGN THIS AGREEMENT

•You may not make any changes to this Agreement.

•You must (1) sign and date this Agreement where indicated below, and (2) return the original fully executed Agreement so that it is received by Katie Dennis at MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, VA 22182 within five (5) business days of the date on which you signed it.  You may submit the form by facsimile at (703) 714-1288 to meet the deadline, but if you do so, you must also provide the original executed agreement by mail thereafter.

•You have up to forty-five (45) days after receiving this Agreement to consider and sign it, although you may waive this time period by signing it sooner.

•You have another seven (7) days after signing this Agreement in which to revoke this Agreement. Any revocation must be actually received in writing by Katie Dennis by 12:00 a.m. PST on the eighth day by email (kdennis@microstrategy.com) or facsimile at (703) 714-1288). This Agreement does not take effect until that seven-day period has ended.

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SIGNATURE PAGES (2 of 2)

Please read this Agreement carefully.  It contains a release of all known and unknown, suspected and unsuspected claims.

Acknowledged and Agreed:

MARGARET BREYA

/s/ Margaret Breya    November 22, 2019

Employee’s SignatureDate

FOR MICROSTRATEGY INCORPORATED

/s/ Lisa Mayr    November 25, 2019

SignatureDate

Name: Lisa Mayr

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CONFIRMATION OF AGREEMENT

Instructions

•You may not make any changes to this Confirmation of Agreement, and you may not sign this Confirmation of Agreement until after the Termination Date (which is January 31, 2020 or, if Employee advanced the Termination Date pursuant to Subsection 2(a)(iii), then is such earlier Termination Date).

•After you have signed and dated this Confirmation of Agreement where indicated below, you must return it so that it is received by Katie Dennis at MicroStrategy Incorporated, 1850 Towers Crescent Plaza, Tysons Corner, VA 22182 within five (5) business days of the date on which you signed it.  You may submit the form by email (kdennis@microstrategy.com) to meet the deadline, but if you do so, you must also provide the original executed agreement by mail thereafter.

•You have up to forty-five (45) days after receiving this Agreement to consider and sign it, although you may waive this time period by signing it sooner (but not until after your Termination Date).

•You have another seven (7) days after signing this Confirmation of Release in which to revoke your Confirmation of Agreement. Any revocation must be actually received in writing by Katie Dennis by 12:00 a.m. PST on the eighth day by email (kdennis@microstrategy.com) or facsimile at (703) 714-1288). This Agreement does not take effect until that seven-day period has ended.

I acknowledge and agree that the consideration described in Subsection 2(a) of this Agreement will be paid as described in Subsections 2(a)(i)-(ii), and that the consideration described in Subsection 2(a)(iii) and 2(b) will be due to me only after I re-execute the Agreement by signing this Confirmation of Agreement, which I may do any time after the Termination Date (which is January 31, 2020 or, if Employee advanced the Termination Date pursuant to Subsection 2(a)(iii), then is such earlier Termination Date).

I acknowledge and agree that signing this Confirmation of Agreement shall update this Agreement to waive any and all claims that may have accrued after I first executed this Agreement, including any claim set forth in Subsection 1(c) of this Agreement.

Re-executed on this   31   day of   January   , 2020.

MARGARET BREYA

/s/ Margaret Breya

Signature

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